Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2025 RESULTS

Minneapolis/May 7, 2025/ Bio-Techne Corporation (NASDAQ: TECH) today reported its financial results for the third quarter ending March 31, 2025.

Third Quarter FY2025 Highlights

●Third quarter organic revenue increased by 6% (4% reported) to $316.2 million.

●GAAP earnings per share (EPS) was $0.14 versus $0.31 one year ago. Delivered adjusted EPS of $0.56 compared to $0.48 one year ago.

●Improved pharma end market conditions, combined with strong commercial execution in Protein Sciences led to 7% organic growth (6% reported) in the segment.

●Delivered adjusted operating margin of 34.9% (12.2% reported) compared to 33.0% (22.1% reported) in the prior year driven by profitability initiatives and volume leverage.

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted diluted EPS, adjusted net earnings, adjusted gross margin, adjusted operating income, adjusted tax rate, organic revenue, adjusted operating margin, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“Despite a dynamic macroenvironment, the Bio-Techne team once again executed at a high level and delivered strong third quarter results,” said Kim Kelderman, President and Chief Executive Officer of Bio-Techne. “Our pharma end market continued to improve, especially from our large pharma partners, which led to a solid performance in our cell therapy and protein analysis instrumentation businesses. Our continued focus on profitability resulted in a 34.9% adjusted operating margin, an increase of 190 basis points compared to the prior year period.”

Kelderman added, “Our business remains well positioned both geographically and by end market, which paired with our experienced leadership team will enable the Company to successfully navigate the current operating environment. The portfolio we have built over the last five decades unlocks the scientific discoveries and diagnostic solutions that improve the quality of life and enable our differentiated financial performance.”

Bio-Techne will host an earnings conference call today, May 7, 2025, at 8:00 a.m. CDT. To listen, please dial 1-877-407-9208 or 1-201-493-6784 (for international callers), and reference conference ID 13753150. The earnings call can also be accessed via webcast through the following link https://investors.bio-techne.com/ir-calendar.

A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-844-512- 2921 or 1-412-317-6671 (for international callers) and referencing Conference ID 13753150. The replay will be available from 11:00 a.m. CDT on Wednesday, May 7, 2025, until 11:00 p.m. CDT on Saturday, June 7, 2025.

Third Quarter Fiscal 2025

Revenue

Net sales for the third quarter increased 4% to $316.2 million. Organic revenue increased 6% compared to the prior year. Foreign currency exchange and non-recurring prior year revenue from a business held-for-sale each had an unfavorable impact of 1%.

GAAP Earnings Results

GAAP EPS was $0.14 per diluted share, versus $0.31 in the same quarter last year. GAAP operating income for the third quarter of fiscal 2025 decreased 42% to $38.7 million, compared to $67.0 million in the third quarter of fiscal 2024. GAAP operating margin was 12.2%, compared to 22.1% in the third quarter of fiscal 2024. Current quarter GAAP operating margin was unfavorably impacted by a non-recurring arbitration award.

Non-GAAP Earnings Results

Adjusted EPS increased to $0.56 per diluted share compared to $0.48 in the same quarter last year. Adjusted operating income for the third quarter of fiscal 2025 increased 11% to $110.3 million, compared to $99.6 million in the third quarter of fiscal 2024. Adjusted operating margin was 34.9% for the third quarter of fiscal 2025 compared to 33.0% in the third quarter of fiscal 2024. Adjusted operating margin was impacted by favorable volume leverage and profitability initiatives.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biopharma and academic research communities. Additionally, the segment provides multiple platforms useful in various areas of protein analysis. Protein Sciences segment’s third quarter fiscal 2025 net sales were $227.7 million, an increase of 6% from $214.6 million for the third quarter of fiscal 2024. As of December 31, 2023, a business within the Protein Sciences Segment met the criteria as held-for-sale; this held-for-sale business has been excluded from the segment’s operating results for both periods presented. Organic revenue growth was 7% for the third quarter of fiscal 2025, with foreign currency exchange having an unfavorable impact of 1%. The Protein Sciences segment’s operating margin increased to 45.6% in the third quarter of fiscal 2025 compared to 44.2% in the third quarter of fiscal 2024. The segment’s operating margin increased primarily due to favorable volume leverage and ongoing profitability initiatives.

Diagnostics and Spatial Biology Segment

The Company’s Diagnostics and Spatial Biology segment develops and provides spatial biology products, carrier screening and oncology kits, as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Spatial Biology segment also provides blood chemistry and blood gas quality controls, hematology instrument controls, immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Spatial Biology segment’s third quarter fiscal 2025 net sales were $89.2 million, an increase of 2% from $87.5 million for the third quarter of fiscal 2024. Organic revenue growth was 2% for the third quarter of fiscal 2025, with foreign exchange not having a material impact. The Diagnostics and Spatial Biology segment’s operating margin of 9.4% in the third quarter of fiscal 2025 was relatively consistent with the segment’s prior year operating margin of 9.3%.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. These non-GAAP measures include:

•	Organic revenue
•	Adjusted diluted earnings per share
•	Adjusted net earnings
•	Adjusted tax rate
•	Adjusted gross margin
•	Adjusted operating income
•	Adjusted operating margin

• Earnings before interest, taxes, depreciation, and amortization (EBITDA)

• Adjusted EBITDA

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measure of organic revenue represents revenue growth excluding revenue from acquisitions within the preceding 12 months, the impact of foreign currency, the impact of businesses held-for-sale, as well as the impact of partially-owned consolidated subsidiaries. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period. Revenues from businesses held-for-sale are excluded from our organic revenue calculation starting on the date they become held-for-sale as those revenues will not be comparative in future periods. Revenues from partially-owned subsidiaries consolidated in our financial statements are also excluded from our organic revenue calculation, as those revenues are not fully attributable to the Company. There was no revenue from partially-owned consolidated subsidiaries in the fiscal years 2025 and 2024.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, exclude stock-based compensation, which is inclusive of the employer portion of payroll taxes on those stock awards, the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, restructuring and restructuring-related costs. Stock-based compensation is excluded from non-GAAP adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, variety of award types, and unpredictability of amount and timing of employer related tax obligations. The Company excludes amortization of purchased intangible assets, purchase accounting adjustments, including costs recognized upon the sale of acquired inventory, and other non-recurring items including gains or losses on goodwill and long-lived asset impairment charges, and one-time assessments from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Costs related to restructuring and restructuring-related activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs.  Additionally, these amounts can vary significantly from period to period based on current activity. The Company also excludes revenue and expense attributable to partially-owned consolidated subsidiaries as well as revenue and expense attributable to businesses held-for-sale in the calculation of our non-GAAP financial measures.

The Company’s non-GAAP adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, also excludes acquisition related expenses inclusive of the changes in fair value of contingent consideration, and other non-recurring items including certain costs related to the transition to a new CEO, goodwill and long-lived asset impairments, and gains. We also exclude certain litigation charges which are facts and circumstances specific including costs to resolve litigation and legal settlement (gains and losses). In some cases, these costs may be a result of litigation matters at acquired companies that were not probable, inestimable, or unresolved at the time of acquisition.

The Company’s non-GAAP adjusted EBITDA and adjusted net earnings, in total and on a per share basis, also excludes gain and losses from investments, as they are not part of our day-to-day operating decisions (excluding our equity method investment in Wilson Wolf as it is certain to be acquired in the future) and certain adjustments to income tax expense. Additionally, gains and losses from investments that are either isolated or cannot be expected to occur again with any predictability are excluded. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company’s actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company’s customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $1.2 billion in net sales in fiscal 2024 and has approximately 3,100 employees worldwide. For more information on Bio-Techne and its brands, please visit www.biotechne.com.

Contact:	David Clair, Vice President, Investor Relations & Corporate Development

David.Clair@bio-techne.com

612-656-4416

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Net sales	$316,181	$303,428	$902,671	$852,961
Cost of sales	101,625	98,829	311,211	286,584
Gross margin	214,556	204,599	591,460	566,377
Operating expenses:
Selling, general and administrative	151,269	111,840	391,881	332,839
Research and development	24,579	25,761	73,464	72,675
Total operating expenses	175,848	137,601	465,345	405,514
Operating income	38,708	66,998	126,115	160,863
Other income (expense)	(434)	(5,914)	(4,793)	(16,835)
Earnings before income taxes	38,274	61,084	121,322	144,028
Income taxes	15,686	12,025	30,244	16,511
Net earnings	$22,588	$49,059	$91,078	$127,517
Earnings per share:
Basic	$0.14	$0.31	$0.58	$0.81
Diluted	$0.14	$0.31	$0.57	$0.79
Weighted average common shares outstanding:
Basic	157,372	157,309	158,117	157,655
Diluted	158,944	160,496	160,662	160,817

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	3/31/2025	6/30/2024
ASSETS
Cash and equivalents	$140,670	$151,791
Short-term available-for-sale investments	—	1,072
Accounts receivable, net	237,140	241,394
Inventories	191,083	179,731
Current assets held-for-sale	4,700	9,773
Other current assets	53,647	33,658
Total current assets	627,240	617,419

Property and equipment, net	251,977	251,154
Right of use assets	83,744	91,285
Goodwill and intangible assets, net	1,412,311	1,479,744
Other assets	268,987	264,265
Total assets	$2,644,259	$2,703,867

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$117,445	$112,672
Contract liabilities	32,269	27,930
Income taxes payable	3,628	3,706
Operating lease liabilities - current	14,049	12,920
Other current liabilities	1,813	2,151
Total current liabilities	169,204	159,379

Deferred income taxes	31,924	55,863
Long-term debt obligations	330,000	319,000
Operating lease liabilities	79,450	87,618
Other long-term liabilities	15,656	13,157
Stockholders' equity	2,018,025	2,068,850
Total liabilities and stockholders' equity	$2,644,259	$2,703,867

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED GROSS MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Total consolidated net sales	$316,181	$303,428	$902,671	$852,961
Business held-for-sale1)	—	2,093	4,152	2,093
Revenue from recurring operations	$316,181	$301,335	$898,519	$850,868

Gross margin - GAAP	$214,556	$204,599	$591,460	$566,377
Gross margin percentage - GAAP	67.9%	67.4%	65.5%	66.4%

Identified adjustments:
Costs recognized upon sale of acquired inventory	$181	$186	$554	$550
Amortization of intangibles	11,057	11,362	33,467	35,018
Stock-based compensation, inclusive of employer taxes	378	125	1,010	594
Restructuring and restructuring-related costs	364	647	7,953	1,821
Impact of business held-for-sale1)	—	272	(147)	272
Adjusted gross margin	$226,536	$217,191	$634,297	$604,632
Adjusted gross margin percentage2)	71.6%	71.9%	70.6%	71.0%

1)	Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.
2)	Adjusted gross margin percentage excludes revenue of $4,152 for the nine months ended March 31, 2025, and revenue of $2,093 for the three and nine months ended March 31, 2024. Adjusted gross margin percentage also excludes gross margin of $ (147) for the nine months ended March 31, 2025, and gross margin of $272 for the three and nine months ended March 31, 2024, for a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED OPERATING MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Total consolidated net sales	$316,181	$303,428	$902,671	$852,961
Business held-for-sale1)	—	2,093	4,152	2,093
Revenue from recurring operations	$316,181	$301,335	$898,519	$850,868

Operating income - GAAP	$38,708	$66,998	$126,115	$160,863
Operating income percentage - GAAP	12.2%	22.1%	14.0%	18.9%

Identified adjustments:
Costs recognized upon sale of acquired inventory	$181	$186	$554	$550
Amortization of intangibles	18,836	19,287	57,136	58,908
Acquisition related expenses and other	4,978	3,286	8,497	2,173
Certain litigation charges	38,927	—	40,606	—
Stock-based compensation, inclusive of employer taxes	11,629	8,358	37,504	32,810
Restructuring and restructuring-related costs	716	1,550	15,027	7,157
Impairment (recovery) of assets held-for-sale	(3,655)	—	(3,655)	6,038
Impact of business held-for-sale1)	—	(78)	479	(78)
Adjusted operating income	$110,320	$99,587	$282,263	$268,421
Adjusted operating margin percentage2)	34.9%	33.0%	31.4%	31.5%

1)	Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

2)	Adjusted operating margin percentage excludes revenue of $4,152 for the nine months ended March 31, 2025, and revenue of $2,093 for the three and nine months ended March 31, 2024. Adjusted gross margin also excludes operating loss of $479 for the nine months ended March 31, 2025, and operating income of $78 for the three and nine months ended March 31, 2024, for a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

NON-GAAP ADJUSTED CONSOLIDATED NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Net earnings before taxes - GAAP	$38,274	$61,084	$121,322	$144,028
Identified adjustments:
Costs recognized upon sale of acquired inventory	181	186	554	550
Amortization of intangibles	18,836	19,287	57,136	58,908
Amortization of Wilson Wolf intangible assets and acquired inventory	2,491	4,208	7,471	12,623
Acquisition related expenses and other	5,109	3,432	8,923	2,609
Certain litigation charges	38,927	—	40,606	—
Stock-based compensation, inclusive of employer taxes	11,629	8,358	37,504	32,810
Restructuring and restructuring-related costs	716	1,550	15,027	7,157
Investment (gain) loss and other non-operating	—	—	—	(283)
Impairment (recovery) of assets held-for-sale	(3,655)	—	(3,655)	6,038
Impact of business held-for-sale1)	—	(78)	479	(78)
Net earnings before taxes - Adjusted	$112,508	$98,027	$285,367	$264,362
Non-GAAP tax rate	21.5%	22.0%	21.5%	22.0%
Non-GAAP tax expense	$24,190	$21,602	$61,385	$58,181
Non-GAAP adjusted net earnings	$88,318	$76,425	$223,982	$206,181
Earnings per share - diluted - Adjusted	$0.56	$0.48	$1.39	$1.28

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

NON-GAAP ADJUSTED TAX RATE

(In percentages)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
GAAP effective tax rate	41.0%	19.7%	24.9%	11.5%
Discrete items	(19.5)	2.9	(1.8)	11.5
Annual forecast update	1.6	0.4	—	—
Long-term GAAP tax rate	23.1%	23.0%	23.1%	23.0%
Rate impact items
Stock based compensation	(1.0)%	(2.0)%	(3.8)%	2.2%
Other	(0.6)	1.0	2.2	(3.2)
Total rate impact items	(1.6)%	(1.0)%	(1.6)%	(1.0)%
Non-GAAP adjusted tax rate	21.5%	22.0%	21.5%	22.0%

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Protein Sciences segment revenue	$227,687	$214,589	$643,774	$616,914
Diagnostics and Spatial Biology segment revenue	89,231	87,511	256,558	235,715
Other revenue1)	—	2,093	4,152	2,093
lntersegment revenue	(737)	(765)	(1,813)	(1,761)
Consolidated revenue	$316,181	$303,428	$902,671	$852,961

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Protein Sciences segment operating income	$103,910	$94,829	$271,564	$262,777
Diagnostics and Spatial Biology segment operating income	8,423	8,104	15,940	13,189
Segment operating income	112,333	102,933	287,504	275,966
Corporate general, selling, and administrative	(2,013)	(3,346)	(5,241)	(7,545)
Adjusted operating income	110,320	99,587	282,263	268,421
Cost recognized upon sale of acquired inventory	(181)	(186)	(554)	(550)
Amortization of intangibles	(18,836)	(19,287)	(57,136)	(58,908)
Acquisition related expenses and other	(4,978)	(3,286)	(8,497)	(2,173)
Certain litigation charges	(38,927)	—	(40,606)	—
Stock-based compensation, inclusive of employer taxes	(11,629)	(8,358)	(37,504)	(32,810)
Restructuring and restructuring-related costs	(716)	(1,550)	(15,027)	(7,157)
(Impairment) recovery of assets held-for-sale	3,655	—	3,655	(6,038)
Impact of business held-for-sale1)	—	78	(479)	78
Operating income	$38,708	$66,998	$126,115	$160,863

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATTON

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	QUARTER		NINE MONTHS
	ENDED		ENDED
	3/31/2025	3/31/2024	3/31/2025	3/31/2024
Net earnings	$22,588	$49,059	$91,078	$127,517
Net interest expense (income)	981	3,293	3,031	10,808
Depreciation and amortization	27,571	27,310	82,792	83,654
Income taxes	15,686	12,025	30,244	16,511
EBITDA	66,826	91,687	207,145	238,490
Costs recognized upon sale of acquired inventory	181	186	554	550
Amortization of Wilson Wolf intangible assets and acquired inventory	2,491	4,208	7,471	12,623
Acquisition related expenses and other	5,109	3,432	8,923	2,609
Certain litigation charges	38,927	—	40,606	—
Stock-based compensation, inclusive of employer taxes	11,629	8,358	37,504	32,810
Restructuring and restructuring-related costs	716	1,550	15,027	7,157
Investment (gain) loss and other non-operating	—	—	—	(283)
Impairment (recovery) of assets held-for-sale	(3,655)	—	(3,655)	6,038
Impact of business held-for-sale1)	—	(78)	479	(78)
Adjusted EBITDA	$122,224	$109,343	$314,054	$299,916

1) Since December 31, 2023, the Company has a business that has met the held-for-sale criteria.

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	NINE MONTHS
	ENDED
	3/31/2025	3/31/2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$91,078	$127,517
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	82,792	83,654
Costs recognized on sale of acquired inventory	554	550
Deferred income taxes	(18,825)	(29,896)
Stock-based compensation expense	36,283	30,979
Fair value adjustment to available-for-sale investments	—	(283)
(Gain) Loss on equity method investment	169	6,042
Asset impairment restructuring	9,961	—
Fair value adjustment to contingent consideration payable	—	(3,500)
Impairment (recovery) of assets held-for-sale	(3,655)	6,038
Other operating activities	(9,002)	2,384
Net cash provided by (used in) operating activities	189,355	223,485
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of available-for-sale investments	1,085	23,759
Purchases of available-for-sale investments	—	(5,526)
Additions to property and equipment	(26,116)	(44,897)
Acquisitions, net of cash acquired	—	(169,707)
Distributions from (Investments in) Wilson Wolf	2,653	2,149
Investment in Spear Bio	(15,000)	—
Proceeds from sale of assets held-for-sale	1,789	—
Net cash provided by (used in) investing activities	(35,589)	(194,222)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends	(38,004)	(37,792)
Proceeds from stock option exercises	45,513	38,001
Long-term debt activity, net	11,000	39,000
Re-purchases of common stock	(175,674)	(80,042)
Taxes paid on RSUs and net share settlements	(6,288)	(21,470)
Net cash provided by (used in) financing activities	(163,453)	(62,303)
Effect of exchange rate changes on cash and cash equivalents	(1,434)	(7,616)
Net increase (decrease) in cash and cash equivalents	(11,121)	(40,656)
Cash and cash equivalents at beginning of period	151,791	180,571
Cash and cash equivalents at end of period	$140,670	$139,915